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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of USA Networks, Inc. of our report dated January 26, 2000 relating to the financial statements of Precision Response Corporation, which appears in the Current Reports on Form 8-K and Form 8-K/A of USA Networks, Inc. dated March 22, 2000 and March 23, 2000, respectively. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Miami, Florida
April 4, 2000